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EXHIBIT 10.25

OVERLAND STORAGE, INC.

2001 SUPPLEMENTAL STOCK OPTION PLAN

NOTICE OF STOCK OPTION GRANT

Optionee's Name and Address:

        You have been granted an option (an "Option") to purchase shares of the Company's Common Stock, subject to the terms and conditions of this Notice of Stock Option Grant (this "Notice"), the Overland Storage, Inc. 2001 Supplemental Stock Option Plan, as may be amended from time to time (the "Plan") and the Stock Option Agreement (the "Option Agreement") attached as Exhibit A hereto. If this is Optionee's first stock option under the Plan, a copy of the Plan is attached hereto as Exhibit B. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Plan.

Date of Grant:

Exercise Price per Share:	$

Total Number of Shares Subject to this Option:

Type of Option:	Non-Statutory Stock Option
Expiration Date:

Post-Termination Exercise Period:	Thirty (30) Days

Vesting Schedule:

        Subject to Optionee remaining in Service to the Company and other limitations set forth in this Notice, the Plan and the Option Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:

  In equal monthly installments over a period of thirty-six (36) months, commencing one month after the Date of Grant.

        IN WITNESS WHEREOF, the Company and Optionee have executed this Notice and agree that this Option is to be governed by the terms and conditions of this Notice, the Plan and the Option Agreement.

Overland Storage, Inc., a California corporation
By:
Vernon A. LoForti Vice President & Chief Financial Officer

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THIS OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF OPTIONEE'S SERVICE TO THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES

AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF OPTIONEE'S SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE RIGHT OF OPTIONEE'S EMPLOYER TO TERMINATE OPTIONEE'S SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. OPTIONEE ACKNOWLEDGES THAT UNLESS OPTIONEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, OPTIONEE'S STATUS IS AT WILL.

        Optionee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions hereof and thereof. Optionee has reviewed this Notice, the Plan and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. Optionee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 13 of the Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

Optionee's signature
Printed name:

EXHIBIT A

OVERLAND STORAGE, INC.

2001 SUPPLEMENTAL STOCK OPTION PLAN

STOCK OPTION AGREEMENT

        1.    Grant of Option.    Overland Storage, Inc., a California corporation (the "Company"), hereby grants to the Optionee (the "Optionee") named in this Notice of Stock Option Grant (the "Notice"), an option (the "Option") to purchase the total number of shares of Common Stock subject to this Option as set forth in this Notice, at the exercise price per share set forth in this Notice (the "Exercise Price") subject to the terms and provisions of this Notice, this Stock Option Agreement (the "Option Agreement") and the Company's 2001 Supplemental Stock Option Plan, as may be amended from time to time (the "Plan"), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

        This Option is a Non-Statutory Option which is not intended to satisfy the requirements of Section 422 of the Code.

        2.    Exercise of Option.

        (a)    Right to Exercise.    This Option shall be exercisable during its term in accordance with the vesting schedule set out in this Notice and with the applicable provisions of the Plan and this Option Agreement. This Option shall be subject to the provisions of Article Two, Section II, of the Plan relating to the exercisability or termination of this Option in the event of a Corporate Transaction. The Optionee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Plan Administrator. In no event shall the Company issue fractional shares of Common Stock.

        (b)    Method of Exercise.    This Option shall be exercisable only by delivery of an Exercise Notice (attached as Appendix A) which shall state the election to exercise this Option, the whole number of shares of Common Stock in respect of which this Option is being exercised, such other representations and agreements as to the holder's investment intent with respect to such Common Stock and such other provisions as may be required by the Plan Administrator. The Exercise Notice shall be signed by Optionee and shall be delivered in person, by certified mail, or by such other method as determined from time to time by the Plan Administrator to the Company, accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d),  below.

        (c)    Taxes.    No shares of Common Stock will be delivered to Optionee or other person pursuant to the exercise of this Option until Optionee or other person has made arrangements acceptable to the Plan Administrator for the satisfaction of applicable income tax, employment tax, and social security tax withholding obligations, including, without limitation, obligations incident to the receipt of the Common Stock. Upon exercise of this Option, the Company or Optionee's employer may offset or withhold (from any amount owed by the Company or Optionee's employer to Optionee) or collect from Optionee or other person an amount sufficient to satisfy such tax obligations and/or the employer's withholding obligations.

        3.    Method of Payment.    Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee; provided, however, that such exercise method does not then violate any applicable law:

          a.    check or money order made payable to the Company,

          b.    shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

          c.    a combination of such Common Stock and check or money order made payable to the Company, or

          d.    full payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee (a) shall concurrently provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable foreign, federal state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) shall provide written directives to the Company to deliver the purchased shares directly to such brokerage firm in order to complete the sale transaction.

        4.    Restrictions on Exercise.    This Option may not be exercised if the issuance of the Common Stock subject to this Option upon such exercise would constitute a violation of any Applicable Laws.

        5.    Termination or Change of Service.    In the event Optionee's Service terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Post-Termination Exercise Period set forth in this Notice; provided, however, in the event Optionee's Service terminates during a trading blackout period as outlined in the Company's Insider Trading Policy, the Post-Termination Exercise Period will commence immediately after the trading blackout period has ended. In the event of termination of the Optionee's Service for Misconduct, Optionee's right to exercise this Option shall, except as otherwise determined by the Plan Administrator, terminate on the Termination Date. In no event shall this Option be exercised later than the Expiration Date set forth in this Notice. In the event of Optionee's change in status from Employee or Consultant to any other status of Employee or Consultant, this Option shall remain in effect and, except to the extent otherwise determined by the Plan Administrator, continue to vest. Except as provided in Sections 6 and 7 below, to the extent that Optionee is not entitled to exercise this Option on the Termination Date, or if Optionee does not exercise this Option within the Post-Termination Exercise Period, this Option shall terminate.

        6.    Disability of Optionee.    In the event Optionee's Service terminates as a result of his or her Disability, Optionee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise this Option to the extent he or she was otherwise entitled to exercise it on the Termination Date. To the extent that Optionee is not entitled to exercise this Option on the Termination Date, or if Optionee does not exercise this Option to the extent so entitled within the time specified herein, this Option shall terminate.

        7.    Death of Optionee.    In the event of the termination of Optionee's Service as a result of his or her death, or in the event of Optionee's death during the Post-Termination Exercise Period or during the twelve (12) month period following Optionee's termination of Service as a result of his or her Disability, Optionee's estate, or a person who acquired the right to exercise this Option by bequest or inheritance, may exercise this Option, but only to the extent Optionee could exercise this Option at the date of termination, within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that Optionee is not entitled to exercise this Option on the date of death, or if this Option is not exercised to the extent so entitled within the time specified herein, this Option shall terminate.

        8.    Transferability of Option.    This Option may only be transferred (1) during the Optionee's lifetime by gift or pursuant to a domestic relations order to members of the Optionee's Immediate Family, to the extent and in the manner determined by the Plan Administrator, or (2) following the

Optionee's death to any person by will and by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs, permitted successors and transferees of Optionee.

        9.    Term of Option.    This Option may be exercised no later than the Expiration Date set forth in this Notice or such earlier date as otherwise provided herein.

        10.    Tax Consequences.    Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of this Non-Statutory Option and disposition of the shares of Common Stock received upon exercise. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES OF COMMON STOCK.

          (a)    Exercise of Option.    Upon exercise of this Option, Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver shares if such withholding amounts are not delivered at the time of exercise.

          (b)    Disposition of Common Stock.    If the shares of Common Stock acquired upon exercise of a Non-Statutory Option are held for more than one year, any gain realized on disposition of the shares will be treated as long-term capital gain for federal income tax purposes and subject to tax at a maximum rate of 20%.

        11.    Entire Agreement: Governing Law.    This Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee's interest except by means of a writing signed by the Company and Optionee. Nothing in this Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. This Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of this Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

        12.    Headings.    The captions used in this Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of this Option for construction or interpretation.

        13.    Dispute Resolution.    The provisions of this Section 13 shall be the exclusive means of resolving disputes arising out of or relating to this Notice, the Plan and this Option Agreement. The Company, Optionee, and Optionee's permitted assignees pursuant to Section 8 (the "parties") shall attempt in good faith to resolve any disputes arising out of or relating to this Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to this Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Diego) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

        14.    Notices.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown in this Notice or to such other address as either party may designate in writing from time to time to the other party.

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  EXHIBIT 10.25
OVERLAND STORAGE, INC. 2001 SUPPLEMENTAL STOCK OPTION PLAN NOTICE OF STOCK OPTION GRANT
OVERLAND STORAGE, INC. 2001 SUPPLEMENTAL STOCK OPTION PLAN STOCK OPTION AGREEMENT